                                                                    EXHIBIT 10.7

                                                                   June 26, 2001

Forstmann Little & Co. Equity Partnership - VI, L.P.
Forstmann Little & Co. Equity Partnership - VII, L.P.
Forstmann Little & Co. Subordinated Debt and Equity Management Buyout
      Partnership - VII, L.P.
Forstmann Little & Co. Subordinated Debt and Equity Management Buyout
      Partnership - VIII, L.P.
767 Fifth Avenue, 44th Floor
New York, New York 10153

Dear Sirs:

     This letter will confirm our agreement that in connection with and in consideration for your participation in the acquisition of Citadel Communications Corporation and the formation of FLCC Holdings, Inc. (the "Company"), each of Forstmann Little & Co. Equity Partnership - VI, L.P., Forstmann Little & Co. Equity Partnership - VII, L.P., Forstmann Little & Co. Subordinated Debt and Equity Management Buyout Partnership-VII, L.P. and Forstmann Little & Co. Subordinated Debt and Equity Management Buyout Partnership-VIII, L.P. (each individually, "Investor" and collectively, "Investors"), will separately be entitled, without further action required or permitted by the other Investor, to the following contractual management rights relating to the Company so long as such Investor shall own any voting securities of the Company (collectively, the "Management Rights"):

(1) Each Investor shall be entitled to routinely consult with and advise management of the Company's business and financial matters, including management's proposed annual operating plans, and management will meet with representatives of each Investor (the "Representatives") at the Company's facilities at mutually agreeable times for such consultation and advice, including to review progress in achieving said plans. The Company shall give each Investor reasonable advance written notice of any significant new initiatives or material changes to existing operating plans and shall afford each Investor adequate time to meet with management to consult on such initiatives or changes prior to implementation. The Company agrees to give due consideration to the advice given and any proposals made by either Investor;

(2) Each Investor may inspect all contracts, books, records, personnel, offices and other facilities and properties of the Company and, to the extent available to the Company after the Company uses reasonable efforts to obtain them, the records of its legal advisors and accountants, including the accountants' work papers, and each Investor may make such copies and inspections thereof as either Investor may reasonably request. The Company shall furnish each Investor with such financial and operating data and other information with respect to the business and properties of the Company as each Investor may request. The Company shall permit the Representatives to discuss the affairs, finances and accounts of the Company with, and to make proposals and furnish advice with respect thereto, the principal officers of the Company;

(3) Each Investor shall have the following rights regarding the appointment of a representative to the Company's Board of Directors (the "Board"). Each Investor shall provide to the Board, a reasonable period of time before the Board or the Company distributes to stockholders a proxy statement or other materials in connection with the election of directors, the name of each Investor's nominee as director (each a "Nominee"), as well as any other information regarding each Nominee as the Company may reasonably request. The selection by Investors of their respective Nominee shall be made after consultation with the Company, and neither Investor shall designate a Nominee who is unsatisfactory to the existing directors. The Board and/or the Company shall include each Nominee as one of the persons recommended by the Board for election as a director of the Company, solicit proxies from stockholders in favor of the election of each Nominee as a director, and otherwise use all reasonable efforts to cause each Nominee to be elected as a director of the Company. In the event any Nominee elected to the Board shall cease to serve as a director for any reason, the Board shall fill the vacancy resulting therefrom with another Nominee selected by the applicable Investor. If the Company has a classified Board of Directors, each Investor shall be permitted to elect the class of directors in which its Nominee is to be included, and the Company's obligation under this paragraph (3) shall be to take the steps set forth herein to cause such Nominee to be elected in the year in which such Nominee's class of directors is up for election. The Board shall not be required to fulfill its obligations under this paragraph to the extent that doing so would be in contravention of its fiduciary duties to the Company's stockholders; and

(4) At any time during which any Investor does not have a representative on the Board, the Company shall, after receiving notice from such Investor as to the identity of any Representative, (i) permit a Representative to attend all Board meetings and all committees thereof as an observer; (ii) provide the Representative advance notice of each such meeting, including such meeting's time and place, at the same time and in the same manner as such notice is provided to the members of the Board (or such committee thereof) and copies of all materials distributed to the members of the Board (or such committee thereof) at the same time as such materials are distributed to such Board (or such committee thereof) and shall permit the Representative to have the same access as members of the Board to information concerning the business and operations of the Company; and
     (iii) permit the Representative to discuss the affairs, finances and accounts of the Company with, and to make proposals and furnish advice with respect thereto to, the Board, without voting, and the Board and the Company's officers shall take such proposals or advice seriously and give due consideration thereto. Reasonable costs and expenses incurred by the Representative for the purposes of attending Board (or committee) meetings and conducting other Company business will be paid by the Company.

     The rights set forth in this letter agreement are intended to satisfy the requirement of contractual management rights for purposes of qualifying each Investor's interests in the Company as venture capital investments for purposes of the Department of Labor's "plan assets" regulations, and in the event that, after the date hereof, as a result of any change in applicable law or regulation or a judicial or administrative interpretation of applicable law or regulation, it is determined that such rights are not satisfactory for such purpose, each Investor and the Company shall reasonably cooperate in good faith to agree upon mutually satisfactory management rights which satisfy such regulations.

     In addition, each Investor agrees, and shall cause each of their respective Representatives to agree, to hold in confidence and trust and not use or disclose any confidential information provided to or learned by it in connection with the exercise of each Investor's Management Rights under this letter agreement, unless otherwise required by law or unless such confidential information otherwise becomes publicly available or available to it other than through this letter agreement.

                              Very truly yours,
                              FLCC HOLDINGS, INC.

                              By: /s/ Winston W. Hutchins
                                 ------------------------
                                  Name: Winston W. Hutchins
                                  Title: Vice President, Assistant Secretary and
                                         Treasurer

AGREED AND ACCEPTED THIS
26th day of June, 2001

FORSTMANN LITTLE & CO. EQUITY PARTNERSHIP - VI, L.P.

By:  FLC XXXII Partnership, L.P.
     its General Partner

By:  /s/ Sandra J. Horbach
     ---------------------
     Sandra J. Horbach, a General Partner

FORSTMANN LITTLE & CO. EQUITY PARTNERSHIP - VII, L.P.

By:  FLC XXXII Partnership, L.P.
     its General Partner

By:  /s/ Sandra J. Horbach
     ---------------------
     Sandra J. Horbach, a General Partner

FORSTMANN LITTLE & CO. SUBORDINATED DEBT AND EQUITY MANAGEMENT BUYOUT PARTNERSHIP - VII, L.P.

By:  FLC XXXIII Partnership, L.P.
     its General Partner

By:  /s/ Sandra J. Horbach
     ---------------------
     Sandra J. Horbach, a General Partner

FORSTMANN LITTLE & CO. SUBORDINATED DEBT AND EQUITY MANAGEMENT BUYOUT PARTNERSHIP - VII, L.P.

By:  FLC XXXIII Partnership, L.P.
     its General Partner

By:  /s/ Sandra J. Horbach
     ---------------------
     Sandra J. Horbach, a General Partner